Exhibit 3.3
CERTIFICATE OF OWNERSHIP AND MERGER
OF
INTERCHANGE MERGER SUB, INC.
(a Delaware corporation)
WITH AND INTO
INTERCHANGE CORPORATION
(a Delaware corporation)
     It is hereby certified that:
     1. Interchange Corporation (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.
     2. The Corporation owns all of the outstanding shares of capital stock of Interchange Merger Sub, Inc., which is also a business corporation of the State of Delaware.
     3. On October 25, 2006, the Board of Directors of the Corporation adopted the following resolutions to merge Interchange Merger Sub, Inc. with and into the Corporation:
     WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of Interchange Merger Sub, Inc., a Delaware corporation (“Merger Sub”); and
     WHEREAS, it is deemed to be advisable and in the best interest of the Corporation that the Corporation merge Merger Sub with and into the Corporation;
     NOW, THEREFORE, BE IT RESOLVED, that Merger Sub be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), so that the separate existence of Merger Sub shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation, governed by the laws of the State of Delaware.
     RESOLVED FURTHER, that the Merger shall have the effects as set forth in Section 259 of the Delaware General Corporation Law.
     RESOLVED FURTHER, upon effectiveness of the Merger, Article I of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

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     The name of this corporation is LOCAL.COM CORPORATION (hereinafter the “Corporation”).”
     RESOLVED FURTHER, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare, or cause to be prepared, and to execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge Merger Sub with and into the Corporation, and to file or cause to be filed the Certificate of Ownership and Merger with the Delaware Secretary of State.
     4. The Certificate of Ownership and Merger and the Merger shall become effective on November 2, 2006 as 12:00 p.m. East Coast Time.
(Signature Page Follows)

     IN WITNESS WHEREOF, Interchange Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer as of this 26th day of October, 2006.

INTERCHANGE CORPORATION
By:	/s/ Douglas S. Norman
	Name:	Douglas S. Norman
	Title:	Chief Financial Officer and Secretary

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